Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of August 16, 2010

to

CREDIT AGREEMENT

Dated as of June 1, 2007

THIS AMENDMENT NO. 1 (“Amendment”) is made as of August 16, 2010 by and among Scholastic Corporation (the “Holding Company”), Scholastic Inc. (the “Operating Company” the Holding Company and the Operating Company are, collectively, the “Borrowers” and, individually, each a “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), under that certain Credit Agreement dated as of June 1, 2007 by and among the Borrowers, the financial institutions party thereto (the “Lenders”) and the Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers, the Lenders party hereto and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Agent have agreed to the following amendments to the Credit Agreement.

1.            Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended to insert the following definition in the appropriate alphabetical order:

“Consolidated Leverage Ratio” shall mean, for any period of the most recent four consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on or before any date of determination, the ratio of (a) Total Consolidated Debt to (b) the sum of (i) net income (or net loss), (ii) any extraordinary, non-recurring or unusual non-cash losses, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense (but excluding any amortization of prepublication costs and expenses) and (vi) gross interest expense, less (vii) any extraordinary, non-recurring or unusual non-cash gains, all as recorded for such period.

(b)          The definition of Base Rate appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Base Rate” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a)	the Prime Rate in effect on such day;
(b)	½ of one percent per annum above the Federal Funds Rate; and

(c)           the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.

(c)          Section 1.03 of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein.

(d)          Section 5.02(e) of the Credit Agreement is hereby amended to (x) delete the word “and” immediately preceding clause (iii) thereof and replace it with a “,” and (y) insert the following immediately after such clause (iii):

and (iv) in addition to the foregoing, declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares (any, or any combination of the foregoing, solely for purposes of this subclause (iv), a “Restricted Payment”), so long as immediately after giving effect to such Restricted Payment the aggregate amount of all Restricted Payments made pursuant to this clause (iv) during the remaining term of this Agreement will not exceed (x) $200,000,000 if the Consolidated Leverage Ratio after giving effect (including pro forma effect) to such Restricted Payment is less than 2.00 to 1.00, (y) $125,000,000 if the Consolidated Leverage Ratio after giving effect (including pro forma effect) to such Restricted Payment is greater than or equal to 2.00 to 1.00 but less than or equal to 2.50 to 1.00 or (z) $0 if the Consolidated Leverage Ratio after giving effect (including pro forma effect) to such Restricted Payment is greater than 2.50 to 1.00

2.            Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received (i) counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Agent, (ii) from the Borrowers, for the account of each Lender that executes and delivers its counterpart hereto as and by such time as is requested by the Agent, an amendment fee in an amount equal to 0.05% of the sum of such Lender’s Revolving Credit Commitment and outstanding Term Loans as of the date hereof and (iii) from the Borrowers, payment and/or reimbursement of the Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable legal fees and expenses) in connection with this Amendment.

3.            Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

(a)          This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws

2

affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)          As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default and (ii) the representations and warranties contained in Section 4.01 of the Credit Agreement (excluding the representation and warranty contained in Section 4.01(f)(ii)), as amended hereby, are true and correct; provided that the Lenders hereby acknowledge that (A) the financial statements referenced in Section 4.01(f)(i) have been, as previously advised, restated and (B) an updated list of the Company’s Subsidiaries (referenced Section 4.01(i)) is set forth in Exhibit 21 to the Company’s annual report of Form 10-K for the fiscal year ended May 31, 2010.

4.	Reference to and Effect on the Credit Agreement.

(a)          Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)          Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.            Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.            Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, this the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SCHOLASTIC CORPORATION, as a Borrower

By:	/s/ Gil A. Dickoff
Name:	Gil A. Dickoff
Title:	Vice President and Treasurer

SCHOLASTIC INC., as a Borrower

By:	/s/ Gil A. Dickoff
Name:	Gil A. Dickoff
Title:	Vice President and Treasurer

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Michelle Cipriani
Name:	Michelle Cipriani
Title:	Vice President

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

BANK OF AMERICA, N.A., individually as a Lender as an Issuing Bank and as a Syndication Agent

By:	/s/ Richard M. Williams
Name: Richard M. Williams
Title: Senior Vice President

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as a Syndication Agent

By:	/s/ Dan O’Donnell
Name:	Dan O’Donnell
Title:	Senior Vice President

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

SUNTRUST BANK, individually as a Lender and as a Documentation Agent

By:	/s/ Michael Vegh
Name: Michael Vegh
Title: Director

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

THE ROYAL BANK OF SCOTLAND plc, individually as a Lender and as a Documentation Agent

By:	/s/ Alex Daw
Name:	Alex Daw
Title:	Vice President

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Director

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert H. Rogers
Name:	Robert H. Rogers
Title:	VP, Senior Relationship Manager

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

HSBC BANK plc, as a Lender

By:	/s/ Stephen Kemp
Name: Stephen Kemp
Title: Senior Corporate Banking Manager

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ Carla Ryan
Name:	Carla Ryan
Title:	AUTHORISED SIGNATORY

By:	/s/ Mary Gaffney
Name:	Mary Gaffney
Title:	AUTHORISED SIGNATORY

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Edward J. Dougherty
Name:	Edward J. Dougherty
Title:	Managing Director

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

TD BANK, N.A., as a Lender

By:	/s/ Maria Willner
Name: Maria Willner
Title: Senior Vice President

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

UBS AG, STAMFORD BRANCH as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007

CAPITAL ONE, N.A., as a Lender

By:	/s/ Thomas P. Higgins
Name:	Thomas P. Higgins
Title:	Senior Vice President

Signature Page to Amendment No. 1

Scholastic Corporation and Scholastic Inc.

Credit Agreement dated as of June 1, 2007